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                                                                     Exhibit 4.1

                           CERTIFICATE OF DESIGNATION
                                       OF
                             JUNO ACQUISITIONS, INC.

        Gary Takata certifies that:

        1. He is the president and the secretary of Juno Acquisitions, Inc., a Nevada corporation.

        2. The authorized number of shares of Preferred Stock, par value $0.001, is Fifteen Million (15,000,000) of which none has been issued.

        3. The Board of Directors wishes to establish two new series of Preferred Stock to be designated Series A Convertible Preferred Stock and the initial number of shares constituting such series shall be Two Million One Hundred Thousand (2,100,000) of which none are outstanding, and Series B Convertible Preferred Stock and the initial number of shares constituting such series shall be Three Million Five Hundred Thousand (3,500,000) of which none are outstanding, respectively.

        4. The Board of Directors duly adopted the following resolution:

                WHEREAS, Article Fourth of the Corporation's Articles of Incorporation authorizes the Preferred Stock of the Corporation to be issued in series and authorizes the Board of Directors to determine the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares and designation of any such series, now therefore it is

                RESOLVED, that the Board of Directors does hereby establish two series of Preferred Stock as follows:

                        SERIES A CONVERTIBLE PREFERRED STOCK

                        A. DESIGNATION AND AMOUNT. The designation of such
                series of Preferred Stock is Series A Convertible Preferred Stock, $0.001 par value (the "Series A Shares"), and the initial number of shares constituting such series shall be Two Million One Hundred Thousand (2,100,000).

                        B. EQUAL RANK. The Series A Shares shall be in pari
                passu with all preferred shares, regardless of series, including, but not limited to, the Series B Convertible Preferred Stock of the corporation.



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                        C. DIVIDEND RIGHTS.

                                i. STANDARD. The holders of the outstanding
                        Series A Shares shall be entitled to receive non-cumulative stock dividends of $0.40 per share per annum, when and as declared by the Board and out of funds legally available therefor. Dividends shall accrue on September 1 of each year, commencing September 1, 1998, so long as the Series A Shares have not converted into Common Stock prior to the dividend date.

                                ii. SPECIAL. If, within 120 days of the issuance
                        of the Series A Shares, the corporation fails to file a registration statement registering the Common Stock into which the Series A Shares are convertible, the holders of the outstanding Series A Shares shall be entitled to a special cumulative cash dividend, when and as declared by the Board and out of funds legally available therefor, as follows:

                                        (1) Commencing the 121st day after the
                                issuance of the Series A Shares, the holders of the outstanding Series A Shares shall be entitled to receive cash dividends of $0.40 per share per annum, payable on March 1 and September 1 annually;

                                        (2) The cash dividend rate shall
                                increase $0.08 per share per annum each month the registration statement has not been filed, up to and including a maximum rate of $1.80 per share per annum.

                               D. LIQUIDATION PREFERENCE. The holders of the
                     Series A Shares shall be entitled, upon dissolution or liquidation of the corporation, to share in the assets of the corporation, ratably, in an aggregate amount equal to the par value of the shares held before any such distribution is made of the holders of the Common shares, and ratably thereafter with the holders of the Common shares.

                               E. REDEMPTION. The Series A Shares shall not be
                     redeemable by the corporation.



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                                F. CONVERSION FEATURES.

                                        i. CONVERSION RATE. Each one share of
                                Series A Preferred stock may be converted into one share of Common Stock ("Conversion Rate").

                                        ii. VOLUNTARY CONVERSION. At the option
                                of the holder.

                                        iii. AUTOMATIC CONVERSION. All shares of
                                Series A Preferred Stock shall automatically convert into shares of Common Stock on the effective date of a registration statement registering the Common Stock underlying the Series A Shares.

                                        iv. ANTIDILUTION PROTECTION.

                                                (1) ADJUSTMENTS FOR SUBDIVISIONS
                                        AND COMBINATIONS. If the corporation
                                        shall at any time or from time to time
                                        effect a subdivision of the outstanding
                                        Common Stock, the Conversion Rate then
                                        in effect immediately before such
                                        subdivision shall be proportionately
                                        increased, and conversely, if the
                                        Corporation shall at any time or from
                                        time to time combine the outstanding
                                        Common Stock, the Conversion Rate then
                                        in effect immediately before such
                                        combination shall be proportionately
                                        decreased.

                                                (2) ADJUSTMENTS FOR CERTAIN
                                        DIVIDENDS AND DISTRIBUTIONS. In the
                                        event the Corporation at any time, or
                                        from time to time, shall make or issue
                                        or fix a record date for the
                                        determination of holders of Common Stock entitled to receive a stock dividend or other distribution payable in additional Common Stock, then and in each such event the Conversion Rate then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate then in effect by a fraction:



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                                                            (a) the numerator of
                                                    which shall be the total
                                                    number of shares of Common
                                                    Stock issued and outstanding
                                                    immediately prior to the
                                                    time of such issuance or the
                                                    close of business on such
                                                    record date plus the number
                                                    of shares of Common Stock
                                                    issuable in payment of such
                                                    dividend or distribution;
                                                    and

                                                            (b) the denominator
                                                    of which shall be the total
                                                    number of shares of Common
                                                    Stock issued and outstanding
                                                    immediately prior to the
                                                    time of such issuance or the
                                                    close of business on such
                                                    record date.

                                (3) ADJUSTMENTS FOR OTHER STOCK DIVIDENDS AND
                        DISTRIBUTIONS. In the event the Corporation at any time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this subsection with respect to the rights of the holders of the Series A Preferred Stock.

                                (4) ADJUSTMENTS FOR RECLASSIFICATION, EXCHANGE
                        OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any class or


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                        classes of stock of the Corporation, whether by capital
                        reorganization, reclassification of otherwise (other than by a subdivision, a combination or a stock dividend as provided for elsewhere in this Section), then and in each event the holder of each Series A Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock or other securities and property receivable upon such reorganization, reclassification or other change by the holders of the number of shares of Common Stock into which such Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided elsewhere in this Section.

                        G. VOTING RIGHTS.

                                i. Holders of Series A Shares have a number of
                        votes equal to the number of shares of common stock into which Series A is convertible as of record date.

                                ii. Unless required by law, such votes shall be
                        counted together with all other shares of stock of the Company having general voting power and not separately as a class.


                                SERIES B CONVERTIBLE PREFERRED STOCK

                        A. DESIGNATION AND AMOUNT. The designation of such
                series of Preferred Stock is Series B Convertible Preferred Stock, $0.001 par value (the "Series B Shares"), and the initial number of shares constituting such series shall be Three Million Five Hundred Thousand (3,500,000).

                        B. EQUAL RANK. The Series B Shares shall be in pari
                passu with all preferred shares, regardless of series, including, but not limited to, the Series A Convertible Preferred Stock of the corporation.


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                               C. DIVIDEND RIGHTS.

                                        i. STANDARD. The holders of the
                               outstanding Series B Shares shall be entitled to receive non-cumulative stock dividends of $0.50 per share per annum, when and as declared by the Board and out of funds legally available therefor. Dividends shall accrue on September 1 of each year, commencing September 1, 1998, so long as the Series B Shares have not converted into Common Stock prior to the dividend date.

                                        ii. SPECIAL. If, within 120 days of the
                               issuance of the Series B Shares, the corporation fails to file a registration statement registering the Common Stock into which the Series B Shares are convertible, the holders of the outstanding Series B Shares shall be entitled to a special cumulative cash dividend, when and as declared by the Board and out of funds legally available therefor, as follows:

                                                (1) Commencing the 121st day
                                        after the issuance of the Series B
                                        Shares, the holders of the outstanding
                                        Series B Shares shall be entitled to
                                        receive cash dividends of $0.50 per
                                        share per annum, payable on March 1 and
                                        September 1 annually;

                                                (2) The cash dividend rate shall
                                        increase $0.10 per share per annum each
                                        month the registration statement has not been filed, up to and including a maximum rate of $2.25 per share per annum.

                               D. LIQUIDATION PREFERENCE. The holders of the
                     Series B Shares shall be entitled, upon dissolution or liquidation of the corporation, to share in the assets of the corporation, ratably, in an aggregate amount equal to the par value of the shares held before any such distribution is made of the holders of the Common shares, and ratably thereafter with the holders of the Common shares.

                               E. REDEMPTION. The Series B Shares shall not be
                     redeemable by the corporation.



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                               F. CONVERSION FEATURES.


                                        i. CONVERSION RATE. Each one share of
                               Series B Preferred stock may be converted into one share of Common Stock ("Conversion Rate").

                                        ii. VOLUNTARY CONVERSION. At the option
                               of the holder.

                                        iii. AUTOMATIC CONVERSION. All shares of
                               Series B Preferred Stock shall automatically convert into shares of Common Stock on the effective date of a registration statement registering the Common Stock underlying the Series B Shares.

                                        iv. ANTIDILUTION PROTECTION.

                                                (1) ADJUSTMENTS FOR SUBDIVISIONS
                                        AND COMBINATIONS. If the corporation
                                        shall at any time or from time to time
                                        effect a subdivision of the outstanding
                                        Common Stock, the Conversion Rate then
                                        in effect immediately before such
                                        subdivision shall be proportionately
                                        increased, and conversely, if the
                                        Corporation shall at any time or from
                                        time to time combine the outstanding
                                        Common Stock, the Conversion Rate then
                                        in effect immediately before such
                                        combination shall be proportionately
                                        decreased.

                                                (2) ADJUSTMENTS FOR CERTAIN
                                        DIVIDENDS AND DISTRIBUTIONS. In the
                                        event the Corporation at any time, or
                                        from time to time, shall make or issue
                                        or fix a record date for the
                                        determination of holders of Common Stock entitled to receive a stock dividend or other distribution payable in additional Common Stock, then and in each such event the Conversion Rate then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate then in effect by a fraction:

                                                            (a) the numerator of
                                                    which shall be the total
                                                    number of shares of Common
                                                    Stock issued and outstanding
                                                    immediately prior


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                                                    to the time of such issuance
                                                    or the close of business on
                                                    such record date plus the
                                                    number of shares of Common
                                                    Stock issuable in payment of
                                                    such dividend or
                                                    distribution; and

                                                            (b) the denominator
                                                    of which shall be the total
                                                    number of shares of Common
                                                    Stock issued and outstanding
                                                    immediately prior to the
                                                    time of such issuance or the
                                                    close of business on such
                                                    record date.

                                        (3) ADJUSTMENTS FOR OTHER STOCK
                                DIVIDENDS AND DISTRIBUTIONS. In the event the Corporation at any time shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than Common Stock, then and in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had such holders thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period giving application to all adjustments called for during such period under this subsection with respect to the rights of the holders of the Series B Preferred Stock.

                                        (4) ADJUSTMENTS FOR RECLASSIFICATION,
                                EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by capital reorganization, reclassification of otherwise (other than by a subdivision, a


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                                combination or a stock dividend as provided for
                                elsewhere in this Section), then and in each event the holder of each Series B Preferred Stock shall have the right thereafter to convert such shares into the kind and amount of shares of stock or other securities and property receivable upon such reorganization, reclassification or other change by the holders of the number of shares of Common Stock into which such Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification or other change, all subject to further adjustment as provided elsewhere in this Section.

                               G. VOTING RIGHTS.

                                          i. Holders of Series B Shares have a
                               number of votes equal to the number of shares of common stock into which Series B is convertible as of record date.

                                          ii. Unless required by law, such votes
                               shall be counted together with all other shares of stock of the Company having general voting power and not separately as a class.



           I further declare under penalty of perjury under the laws of the State of Nevada that the matters set forth in the foregoing Certificate are true and correct of my own knowledge.


Dated:  October 1, 1997                       /s/ GARY TAKATA
                                              ----------------------------------
                                              Gary Takata, President and
                                              Secretary


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